Stimsonite Corporation
                        Computation of Per Share Earnings
                            For the Periods Indicated

                                           Quarter Ended                  Six Months Ended                   Year Ended
                                    ----------------------------   -----------------------------    ----------------------------

Description                            6/29/97         6/30/96        6/29/97          6/30/96         6/29/97          6/30/96
-----------                            -------         -------        -------          -------         -------          -------
Average Shares Outstanding            8,569,027       8,852,900      8,608,764        8,854,650       8,696,624        8,882,442

Net additional  shares  assuming  dilutive stock options  exercised and proceeds used to purchase treasury shares at fair market
  value                                 124,616         149,914        126,744          155,229         132,418          168,227

Options issued within one year prior to the initial filing date of  registration statement for an initial public offering in accordance with Staff Accounting
  Bulletin No. 83                             0          13,680              0           14,969           1,111           18,311
                                    ------------    ------------   ------------     ------------    -----------      -----------

Average number of common
  shares and common equivalent
  shares outstanding                  8,693,643       9,016,494      8,735,508        9,024,848       8,830,153        9,068,980
                                    ============    ============   ============     ============    ============     ============

Net Income (loss)                    $1,978,000      $2,064,000     $1,202,000       $1,072,000       ($718,000)      $3,469,000

Per share data:
Net Income (loss)                         $0.23           $0.23          $0.14            $0.12          ($0.08)           $0.38

See Accompanying Notes